UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

IOMEGA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12333	86-0385884
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of principal executive offices) (Zip Code)

(858) 314-7000
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Important Additional Information for Investors and Stockholders

In connection with the transaction, the Company intends to file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain a free copy of the proxy statement (when it becomes available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov.  A free copy of the proxy statement when it becomes available may also be obtained from the Company, by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230.

The Company, ExcelStor Great Wall Technology Limited, Shenzhen ExcelStor Technology Limited, Great Wall Technology Company Limited, ExcelStor Group Limited, and ExcelStor Holdings Limited, and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction.  Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC on April 13, 2007 and the Company’s Current Reports on Form 8-K filed with the SEC on September 27, 2007, November 8, 2007, December 12, 2007, December 20, 2007, January 23, 2008, February 5, 2008, and March 11, 2008.  Certain directors and executive officers of the Company may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction.  Additional information regarding the Company, ExcelStor Great Wall Technology Limited, Shenzhen ExcelStor Technology Limited, Great Wall Technology Company Limited, ExcelStor Group Limited, and ExcelStor Holdings Limited, and the interests of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC.

Item 8.01:  Other Events

On March 17, 2008, Iomega Corporation issued a press release announcing receipt of an unsolicited, non-binding indication of interest from EMC Corporation (“EMC”), in which EMC indicated that it is prepared to offer to acquire the outstanding common stock of Iomega for up to $3.75 per share, assuming a total of approximately 54.8 million outstanding shares.  Iomega’s board of directors (the “Board”) met on March 14, 2008 and determined that the proposal from EMC would reasonably constitute a superior proposal within the meaning of the share purchase agreement between Iomega, ExcelStor Great Wall Technology Limited, a Cayman Islands company, Shenzhen ExcelStor Technology Limited, a PRC company, Great Wall Technology Company Limited, a People’s Republic of China company, ExcelStor Group Limited, a Cayman Islands company, and ExcelStor Holdings Limited, a British Virgin Islands company (the “Selling Stockholders”).  Terms for a binding and acceptable agreement would need to be negotiated in the future and at present, no agreement has been entered into and no offer accepted from EMC.  A copy of the Company’s March 17, 2008 press release concerning the Board’s March 14, 2008 determination is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced, Iomega and the Selling Stockholders executed a share purchase agreement, dated December 12, 2007 in connection with a business combination.  Iomega and the Selling Stockholders are in the process of preparing the required filings for obtaining the necessary regulatory and stockholder approvals for the business combination.

Item 9.01:    Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press Release, dated as of March 17, 2008, entitled “Iomega Received Revised Unsolicited Proposal And is Prepared to Enter into Discussions with EMC”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMEGA CORPORATION

By:                  /s/ Jonathan S. Huberman______________
                     Jonathan S. Huberman
                     Chief Executive Officer

Date:  March 17, 2008